                                                                     EXHIBIT 4.4


                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                           AND OTHER SPECIAL RIGHTS OF
                                6 3/4% CUMULATIVE
                         CONVERTIBLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

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                   IXC Communications, Inc. (the "Company"), a corporation
organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that (i) pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Sections 141(c)(2) and 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has authorized a committee of the Board of Directors (the "Finance Committee") to adopt the resolution set forth below and (ii) the Finance Committee duly approved and adopted the following resolution on March 25, 1998 (the "Resolution"):

               RESOLVED that, pursuant to the authority vested in the Board of Directors by its Restated Certificate of Incorporation, and the authority vested by such Board of Directors in a committee of the Board (the "Finance Committee"), all the members of which are members of such Board, the Finance Committee does hereby create, authorize and provide for the issuance of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, with a stated value of $1000 per share, initially consisting of up to 155,250 shares having the designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

               1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "6 3/4% Cumulative Convertible Preferred Stock" (the "Cumulative Convertible Preferred Stock"). The number of shares constituting the Cumulative Convertible Preferred Stock shall be 155,250, and such shares shall be represented by stock certificates substantially in the form set forth in Exhibit A hereto. The liquidation preference of the Cumulative Convertible Preferred Stock shall be $1,000

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per share (the "Liquidation Preference"). The date the Cumulative Convertible
Preferred Stock is first issued is referred to as the "Issue Date".

               2. Rank. The Cumulative Convertible Preferred Stock will, rank
(i) pari passu in right of payment with the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "7 1/4% Preferred Stock"), the Company's 12 1/2% Junior Exchangeable Preferred Stock Due 2009 and 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 (collectively, the "Exchangeable Preferred Stock") and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series ranks on a parity with the Cumulative Convertible Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up of the Company (collectively referred to, as "Parity Securities"); (ii) junior in right of payment to any Senior Securities (as defined) as to dividends and upon liquidation, dissolution or winding up of the Company and (iii) senior in right of payment as to dividend rights and upon liquidation, dissolution or winding up of the Company to the Common Stock and any Capital Stock of the Company that expressly provides that it will rank junior to the Cumulative Convertible Preferred Stock as to dividend rights or rights on liquidation, winding up and dissolution of the Company (collectively referred to as "Junior Securities"). The Company may not authorize, create (by way of reclassification or otherwise) or issue any class or series of Capital Stock of the Company ranking senior in right of payment as to dividend rights or upon liquidation, dissolution or winding up of the Company to the Cumulative Convertible Preferred Stock ("Senior Securities") or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Securities without the affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of Cumulative Convertible Preferred Stock.

               3. Dividends. The Holders of shares of the Cumulative Convertible Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date of the Cumulative Convertible Preferred Stock accruing at the rate of $67.50 per share of Cumulative Convertible Preferred Stock per annum, or $16.875 per share of Cumulative Convertible Preferred Stock per quarter, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding December 15, March 15, June 15, and September 15 (each, a "Record Date"). Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors. Dividends will be payable in cash except as set forth below. Dividends payable on the Cumulative Convertible Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends may, at the option of the Company, be paid in Common Stock if, and only if, the documents governing the Company's indebtedness that exists on the Issue Date then prohibit the payment of such dividends in cash. If the Company elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be distributed will be calculated by dividing the amount of such dividend otherwise payable in cash by 95% of the arithmetic average of the Closing Price (as defined) for the five Trading Days (as defined) preceding the Dividend Payment Date. The Cumulative Convertible Preferred Stock will not be redeemable unless all dividends accrued through such redemption date shall have been paid in full.


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Notwithstanding anything to the contrary herein contained, the Company shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the Company and, in such event, the dividend will be deemed paid for all purposes.

               Dividends on the Cumulative Convertible Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends will accrue and cumulate at a rate of 6.75% per annum. The Company will take all reasonable actions required or permitted under Delaware law to permit the payment of dividends on the Cumulative Convertible Preferred Stock.

               No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Cumulative Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Cumulative Convertible Preferred Stock. Unless full cumulative dividends on all outstanding shares of Cumulative Convertible Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities) by the Company or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its subsidiaries. Holders of the Cumulative Convertible Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

               4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company after payment in full of the liquidation preference (and any accrued and unpaid dividends) on any Senior Securities, each Holder of shares of the Cumulative Convertible Preferred Stock shall be entitled, on an equal basis with the holders of the 7 1/4% Preferred Stock, the Exchangeable Preferred Stock and any other outstanding Parity Securities, to payment out of the assets of the Company available for distribution of the Liquidation Preference per share of the Cumulative Convertible Preferred Stock held by such Holder, plus an amount equal to the accrued and unpaid dividends on the Cumulative Convertible Preferred Stock and Liquidated Damages (as defined) (if any) to the date fixed for liquidation, dissolution, or winding up before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and an amount

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equal to the accrued and unpaid dividends and Liquidated Damages (if any), to which Holders of Cumulative Convertible Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in capital stock.

               5. Redemption. The Cumulative Convertible Preferred Stock may not be redeemed at the option of the Company on or prior to April 5, 2000. After April 5, 2000 the Company may redeem the Cumulative Convertible Preferred Stock. Notwithstanding the foregoing, prior to April 1, 2002, the Company shall only have the option to redeem shares of the Cumulative Convertible Preferred Stock if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the notice of redemption is mailed to Holders, the Closing Price for the Common Stock exceeded $75 divided by the Conversion Rate effective on the date of such notice for at least 20 of such Trading Days. Subject to the immediately preceding sentence, the Cumulative Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company after April 5, 2000, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the Cumulative Convertible Preferred Stock (excluding any declared dividends for which the Record Date has passed) and Liquidated Damages (if any), to the date of redemption, upon not less than 15 nor more than 60 days' prior written notice, if redeemed during the period commencing on April 5, 2000 to March 31, 2001 at 105.40%, and thereafter during the 12-month period commencing on April 1 of each of the years set forth below:


                                                       REDEMPTION
YEAR                                                      RATE
----                                                    -------
2001................................................    104.73%
2002................................................    104.05%
2003................................................    103.38%
2004................................................    102.70%
2005................................................    102.03%
2006................................................    101.35%
2007................................................    100.68%
2008 and thereafter.................................    100.00%

               Except as provided in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Cumulative Convertible Preferred Stock called for redemption.

               On and after any date fixed for redemption (the "Redemption Date"), provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Cumulative Convertible


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

Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, holders of Cumulative Convertible Preferred Stock on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Cumulative Convertible Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

               In the event of a redemption of only a portion of the then outstanding shares of Cumulative Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

               With respect to a redemption pursuant hereto, the Company will send a written notice of redemption by first class mail to each holder of record of shares of Cumulative Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Cumulative Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                      a. the redemption price;

                      b. whether all or less than all the outstanding shares of the Cumulative Convertible Preferred Stock are to be redeemed and the total number of shares of the Cumulative Convertible Preferred Stock being redeemed;

                      c. the Redemption Date;

                      d. that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Cumulative Convertible Preferred Stock to be redeemed; and

                      e. that dividends on the shares of the Cumulative Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

               Each holder of Cumulative Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Cumulative Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.


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



               6. Voting Rights. Holders of record of shares of the Cumulative Convertible Preferred Stock will have no voting rights, except as required by law and as provided in this Section 6 and in Sections 2, 8 and 13 hereof. Upon the accumulation of accrued and unpaid dividends on the outstanding Cumulative Convertible Preferred Stock in an amount equal to six full quarterly dividends (whether or not consecutive) (together with any event with a similar effect pursuant to the terms of any other series of Preferred Stock upon which like rights have been conferred, a "Voting Rights Triggering Event"), the number of members of the Company's Board of Directors will be immediately and automatically increased by two (unless previously increased pursuant to the terms of any other series of Preferred Stock upon which like rights have been conferred), and the Holders of a majority of the outstanding shares of Cumulative Convertible Preferred Stock, voting together as a class (pro rata, based on liquidation preference) with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, will be entitled to elect two members to the Board of Directors of the Company. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Cumulative Convertible Preferred Stock are paid in full. Notwithstanding the foregoing, however, such voting rights to elect directors will expire when the number of shares of Cumulative Convertible Preferred Stock outstanding is reduced to 13,500 or less.

               In the event such voting rights expire or are no longer exercisable because dividends in arrears have been paid in full, the term of any directors elected pursuant to the provisions of this paragraph 6 above shall terminate forthwith and the number of directors constituting the Board of Directors shall be immediately and automatically decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Cumulative Convertible Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) pursuant to this paragraph 6, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Cumulative Convertible Preferred Stock then outstanding or the holders of 25% of the shares of any other series of Preferred Stock then outstanding upon which like rights have been conferred and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Cumulative Convertible Preferred Stock and the holders of such other series of Preferred Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested (or such vacancies arise, as the case may be), in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called, pursuant to the provision of the immediately preceding sentence, by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Cumulative Convertible Preferred Stock or the holders of 25% of the shares of any other series of Preferred Stock upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of

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Cumulative Convertible Preferred Stock or such other series of Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of Cumulative Convertible Preferred Stock and the holders of such other series of Preferred Stock for any such meeting of the holders thereof to be called pursuant to the provisions hereof. If no special meeting of the Holders of Cumulative Convertible Preferred Stock and the holders of such other series of Preferred Stock is called as provided in this paragraph 6, then such meeting shall be deemed to have been called for the next meeting of stockholders of the Company.

               At any meeting held for the purposes of electing directors at which the Holders of Cumulative Convertible Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority in voting power of the outstanding shares of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock) shall be required to constitute a quorum thereof.

               Any vacancy occurring in the office of a director elected by the Holders of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock) may be filled by the remaining director elected by the Holders of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock) unless and until such vacancy shall be filled by the Holders of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock).

               Except as set forth above and otherwise required by applicable law, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the affirmative vote or consent of Holders of Cumulative Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Cumulative Convertible Preferred Stock.

               In any case in which the Holders of Cumulative Convertible Preferred Stock shall be entitled to vote pursuant hereto or pursuant to Delaware law, each Holder of Cumulative Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Cumulative Convertible Preferred Stock held.

               Except as required by law, the Holders of the Cumulative Convertible Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

               7. Conversion Rights. The Cumulative Convertible Preferred Stock will be convertible at the option of the Holder, into shares of Common Stock at any time, unless previously redeemed or repurchased, at a conversion rate of
13.748 shares of Common Stock per share of the Cumulative Convertible Preferred Stock) (as adjusted pursuant to the provisions hereof, the "Conversion Rate") (subject to the adjustments described below). The right to convert a share of the Cumulative Convertible Preferred Stock called for redemption or delivered for repurchase will

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



terminate at the close of business on the Redemption Date for such Cumulative Convertible Preferred Stock or at the time of the repurchase, as the case may be.

               The right of conversion attaching to any share of Cumulative Convertible Preferred Stock may be exercised by the Holder thereof by delivering the share to be converted to the office of the Transfer Agent, or any agency or office of the Company maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the Company, such as that which is set forth in Exhibit B hereto. The conversion date will be the date on which the share and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Transfer Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Stock on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Common Stock issuable upon conversion of the Cumulative Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of Common Stock outstanding from time to time. Any shares of Cumulative Convertible Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the shares of Cumulative Convertible Preferred Stock being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock, will be made upon conversion. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the conversion date.

               The Conversion Rate shall be adjusted from time to time by the Company as follows:

                      a. If the Company shall hereafter pay a dividend or make a distribution in Common Stock to all holders of any outstanding class or series of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined below) fixed for such determination and the numerator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this provision (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                      b. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of

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



business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      c. If the Company shall offer or issue rights, options or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined below) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights, options or warrants would purchase at such Current Market Price and of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock subject to such rights, options or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

                      d. If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which provision (a) of this Section applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (c) of this Section) (the foregoing hereinafter called the "Distributed Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) with respect to such distribution by a fraction of which the denominator shall be the Current Market Price (determined as provided in provision g(ii) of this Section) of the Common Stock on such date less the Fair Market Value (as

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



defined below) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the numerator shall be such Current Market Price, such increase to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that, in the event the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Cumulative Convertible Preferred Stock shall have the right to receive upon conversion of a share of Cumulative Convertible Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Cumulative Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes hereof by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to provision g(ii) of this section to the extent possible.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this provision (d) (and no adjustment to the Conversion Rate under this provision (d) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Rate under this provision (d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this provision (d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

               Notwithstanding any other provision of this provision (d) to the contrary, Capital Stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this provision (d) if the Company makes proper provision so that each Holder of shares of Cumulative Convertible Preferred Stock who converts a share of Cumulative Convertible Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Cumulative Convertible Preferred Stock into Common Stock.

               For purposes of this provision (d), provision (a) and provision
(b), any dividend or distribution to which this provision (d) is applicable that also includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock to which provision (b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of capital stock, rights or warrants other than (A) such shares of Common Stock or (B) rights or warrants to which provision (b) applies (and any Conversion Rate increase required by this provision (d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Rate increase required by provisions (a) and (b) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of provision (a) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of provision (b), and (2) any share of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of provision (a).

                      e. If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is part of a distribution referred to in provision (d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this provision (e) has been made, and (2) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to provision
(d) has been made, exceeds 10% of the product of the Current Market Price (determined as provided below) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction (i) the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
(x) the excess of such combined amount over such 10% amount divided by (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the numerator of which shall be equal to the Current Market Price on such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Cumulative Convertible Preferred Stock shall have the right to receive upon conversion of a share of Cumulative Convertible Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Cumulative Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                      f. If a tender or exchange offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that, combined together with (1) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this provision (f) has been made and (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to provision (e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made. If the application of this provision (f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this provision (f).

               The Company may make voluntary increases in the Conversion Rate in addition to those required in the foregoing provisions, provided that each such increase is in effect for at least 20 calendar days.

               In addition, in the event that any other transaction or event occurs as to which the foregoing Conversion Rate adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Cumulative Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Company will appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall, in its sole discretion, determine consistent with the Board of Directors' fiduciary duties to the holders of the Company's Common Stock, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Conversion Rate adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Cumulative Convertible Preferred Stock. Upon receipt of such opinion or determination, the Company will promptly mail a copy thereof to the Holders of the Cumulative Convertible Preferred Stock and will, subject to the fiduciary duties of the Board of Directors, make the adjustments described therein.

               The Company will provide to Holders of the Cumulative Convertible Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Rate pursuant to this section so as to permit the Holders to effect a conversion of Cumulative Convertible Preferred Stock into shares of Common Stock prior to the occurrence of such event.

                      g. For purposes of this section, the following terms shall have the meaning indicated:

                             i. "Current Market Price" means the average of the
daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question.

                             ii. "Fair Market Value" shall mean the amount which
a willing buyer would pay a willing seller in an arm's-length transaction, under usual and ordinary circumstances and after consideration of all available uses and purposes without any compulsion upon the seller to sell or the buyer to buy, as determined by the Board of Directors, whose determination shall be made in good faith and shall be conclusive and described in a resolution of the Board of Directors.

                             iii. "Record Date" shall mean, with respect to any
dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                      h. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                      i. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Cumulative Convertible Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                      j. In any case in which this paragraph provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Cumulative Convertible Preferred Stock converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                      k. For purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

        8.     Certain Covenants.

               a.     Transactions with Affiliates

                      Without the affirmative vote or consent of the holders of a majority of the outstanding shares of Cumulative Convertible Preferred Stock, the Company will not, and will not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant subsidiary than those that would have been obtained in a comparable transaction by the Company or such subsidiary with an unrelated Person and (ii) the Company files in its minute books with respect to any Affiliate Transaction or series of related Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction.

                      As used herein, "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                      The provisions of the foregoing paragraph shall not prohibit (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (ii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,
(iii) any employment or consulting arrangement or agreement entered into by the Company or any of its subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such subsidiary, (iv) the payment of reasonable fees to directors of the Company and its subsidiaries who are not employees of the Company or its subsidiaries, (v) any Affiliate Transaction between the Company and a subsidiary thereof or between such subsidiaries (for purposes of this paragraph, "subsidiary" includes any entity deemed to be an Affiliate because the Company or any of its subsidiaries own securities in such entity or controls such entity), or (vi) transactions between the Company or any subsidiary thereof specifically contemplated by the PSINet Agreement dated as of July 22, 1997 between a subsidiary of the Company and PSINet, as amended as of the date hereof.

               b.     Payments for Consent

                      The Company nor any of its subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of shares of the Cumulative Convertible Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designations or the Cumulative Convertible Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Cumulative Convertible Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

               c.     Reports

                      Whether or not required by the rules and regulations of the Commission, so long as any shares of the Cumulative Convertible Preferred Stock are outstanding, the Company will furnish to the Holders of the Cumulative Convertible Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in a current report on Form 8-K if the Company were required to file such reports. In the event the Company has filed any such report with the Commission, it will not be obligated to separately finish the report to any Holder unless and until such Holder requests a copy of the report. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        9.     Merger, Consolidation or Sale of Assets of the Company

               In the event that the Company is party to any Fundamental Change or transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing, including any Fundamental Change, being referred to as a "Transaction"), the Company will be obligated, subject to applicable provisions of state law and the restrictions of the Indenture, either to offer (a "Repurchase Offer") to purchase all of the shares of Cumulative Convertible Preferred Stock on the date (the "Repurchase Date") that is 75 days after the date the Company gives notice of the Transaction, at a price (the "Repurchase Price") equal to $1,000.00 per share of Cumulative Convertible Preferred Stock, together with an amount equal to accrued and unpaid dividends on the Cumulative Convertible Preferred Stock through the Repurchase Date or to adjust the Conversion Rate as described below. If a Repurchase Offer is made, the Company shall deposit, on or prior to the Repurchase Date, with a paying agent an amount of money sufficient to pay the aggregate Repurchase Price of the Cumulative Convertible Preferred Stock which is to be paid on the Repurchase Date.

               On or before the 15th day after the Company knows or reasonably should know that a Transaction has occurred, the Company will be required to mail to all Holders a notice of the occurrence of such Transaction and whether or not the documents governing the Company's indebtedness permit at such time a Repurchase Offer, and, as applicable, either the new Conversion Rate (as adjusted at the option of the Company) or the date by which the Repurchase Offer must be accepted, the Repurchase Price for the Cumulative Convertible Preferred Stock and the procedures which the holder must follow to accept the Repurchase Offer. To accept the Repurchase Offer, the Holder of a share of Cumulative Convertible Preferred Stock will be required to deliver, on or before the 10th day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the holder's acceptance, together with the certificates evidencing the Cumulative Convertible Preferred Stock with respect to which the offer is being accepted, duly endorsed for transfer.

               In the event the Company does not make a Repurchase Offer with respect to a Transaction and such Transaction results in shares of Common Stock being converted into the right to receive, or being exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each share of the Cumulative Convertible Preferred Stock shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a share of the Cumulative Convertible Preferred Stock was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each share of the Cumulative Convertible Preferred Stock shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change), other than as required by Delaware law.

               If any Fundamental Change occurs, then the Conversion Rate in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Cumulative Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

               The Conversion Rate in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

                             (i) in the case of a Non-Stock Fundamental Change
(as defined below), the Conversion Rate will thereupon become the higher of (A) the Conversion Rate in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected, and (B) a fraction, the numerator of which is (x) the redemption rate for one share of the Cumulative Convertible Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Cumulative Convertible Preferred Stock and through April 1, 1999, and the twelve-month period commencing April 1, 1999, the product of 106.75% and 106.075%, respectively), multiplied by $1000 plus (y) the amount of any then-accrued and unpaid dividends on one share of the Cumulative Convertible Preferred Stock, and the denominator of which is the greater of the Applicable Price or the then applicable Reference Market Price; and

                             (ii) in the case of a Common Stock Fundamental
Change, the Conversion Rate in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected, will thereupon be adjusted by multiplying such Conversion Rate by a fraction of which the denominator will be the Purchaser Stock Price (as defined below) and the numerator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the Conversion Rate in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such Conversion Rate by the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

               The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Price (as defined below) for Common Stock during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date") in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to above.

               The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Cumulative Convertible Preferred

Stock continues to exist as outstanding Cumulative Convertible Preferred Stock or (ii) not later than the occurrence of such Fundamental Change, the outstanding Cumulative Convertible Preferred Stock is converted into or exchanged for shares of convertible Preferred Stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible Preferred Stock has powers, preferences, and relative, participating, optional, or other rights and qualifications, limitations, and restrictions, substantially similar to those of the Cumulative Convertible Preferred Stock.

               The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the Conversion Rate, such Fundamental Change shall be deemed to have occurred when substantially all Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property. The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

               The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to above.

               The term "Reference Market Price" shall initially mean $38.79 (which is an amount equal to 66 2/3% of the reported last sales price for Common Stock on the Nasdaq National Market on March 25, 1998) and in the event of any adjustment of the Conversion Rate other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Rate after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Rate.

               In case (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock); (4) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required; (5) the sale or transfer of all or substantially all the assets of the Company; or (6) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Cumulative Convertible Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Cumulative Convertible Preferred Stock Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

               The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Cumulative Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Cumulative Convertible Preferred Stock.

               The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Cumulative Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the share of Cumulative Convertible Preferred Stock or the shares of Cumulative Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

               10. Reissuance of Cumulative Convertible Preferred Stock. Shares of Cumulative Convertible Preferred Stock redeemed for or converted into Common Stock or that have been reacquired in any manner shall not be reissued as shares of Cumulative Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Cumulative Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

               11. Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

               12. Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

               13. Amendment, Supplement and Waiver. The Company may amend this Certificate of Designation with the affirmative vote or consent of the holders of a majority of the shares of Cumulative Convertible Preferred Stock then outstanding, (including votes or consents obtained in connection with a tender offer or exchange offer for the Cumulative Convertible Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate of Designation may also be waived with the consent of such holders. Notwithstanding the foregoing, however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of the Cumulative Convertible Preferred Stock held by a non-consenting Holder): (i) alter the voting rights with respect to the Cumulative Convertible Preferred Stock or reduce the number of shares of the Cumulative Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of any share of the Cumulative Convertible Preferred Stock or adversely alter the provisions with respect to the redemption of the Cumulative Convertible Preferred Stock, (iii) reduce the rate of or change the time for payment of dividends on any share of the Cumulative Convertible Preferred Stock, (iv) waive a default in the payment of dividends or Liquidated Damages (if any) on the Cumulative Convertible Preferred Stock, (v) make any share of the Cumulative Convertible Preferred Stock payable in money other than United States dollars,
(vi) make any change in the provisions of the Certificate of Designation relating to waivers of the rights of Holders of the Cumulative Convertible Preferred Stock to receive the Liquidation Preference, dividends or Liquidated Damages (if any) on the Cumulative Convertible Preferred Stock, or (vii) make any change in the foregoing amendment and waiver provisions.

               Notwithstanding the foregoing, without the consent of any Holder of the Cumulative Convertible Preferred Stock, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Cumulative Convertible Preferred Stock in addition to or in place of certificated shares of the Cumulative Convertible Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders of the Cumulative Convertible Preferred Stock or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Cumulative Convertible Preferred Stock.

               14. Shelf Registration; Liquidated Damages. Pursuant to the Registration Rights Agreement, the Company will agree to file a Shelf Registration Statement with the Commission on the appropriate form under the Securities Act with respect to the Cumulative Convertible Preferred Stock, any depositary shares issued in connection with the Cumulative Convertible Preferred Stock (the "Depositary Shares"), and Common Stock issuable upon conversion thereof or paid as dividends thereon, to cover resales of the Depositary Shares, the Cumulative Convertible Preferred Stock or such Common Stock by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission. For purposes hereof, "Transfer Restricted Securities" means each Depositary Share or share of the Cumulative Convertible Preferred Stock or Common Stock issuable upon conversion thereof or paid as dividends thereon until the earlier of (i) the date on which such Depositary Share or share of Cumulative Convertible Preferred Stock or Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Depositary Share or share of Cumulative Convertible Preferred Stock or Common Stock is eligible to be distributed to the public pursuant to Rule 144(k) under the Securities Act.

               The Registration Rights Agreement will provide that the Company will (i) file the Shelf Registration Statement with the Commission on or prior to 45 days after the Issue Date, (ii) use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to June 26, 1998 and (iii) use its best efforts to maintain the effectiveness of the Shelf Registration Statement until all Depositary Shares, shares of Cumulative Convertible Preferred Stock and shares of Common Stock issued upon conversion thereof or as dividends thereon that are not held by affiliates of the Company
(A) may be resold without restriction under Rule 144(k) under the Securities Act or (B) have been sold pursuant to the Shelf Registration Statement (subject to the Company's right to notify Holders that the Prospectus contained therein ceases to be accurate and complete as a result of material business developments for up to 120 days during such three-year period, provided that (A) no single period may exceed 45 days and (B) such periods in the aggregate may not exceed 60 days in any calendar year). If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date") or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay Liquidated Damages as required by the Registration Rights Agreement to each Holder of shares of the Cumulative Convertible Preferred Stock which are Transfer Restricted Securities (and the corresponding Depositary Shares), with respect to the first 45-day period immediately following the occurrence of such Registration Default in an amount equal to $0.25 per year per Depositary Share ($5.00 per year per $1,000 in Liquidation Preference of the Cumulative Convertible Preferred Stock) held by such Holder. The amount of the Liquidated Damages will increase by an additional $2.50 per year per $1,000 in Liquidation Preference of the Cumulative Convertible Preferred Stock with respect to any subsequent period until all Registration Defaults have been cured. In addition, holders of shares of the Cumulative Convertible Preferred Stock which are Transfer Restricted Securities may receive Liquidated Damages with respect to Common Stock which are Transfer Restricted Securities issued in lieu of paying dividends in cash. The Liquidated Damages amount per share of Common Stock will be equal to the Liquidated Damages per share of Cumulative Convertible Preferred Stock, divided by the Conversion Rate. All accrued Liquidated Damages will be paid by the Company, to the extent permitted by applicable law, on each Dividend Payment Date and, to the extent the net dividend payable on such date may be paid through the issuance of Common Stock, may be paid in Common Stock (valued on the same basis as for the dividend then payable). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Notwithstanding anything to the contrary herein contained, during any period, the Company will not be required to pay Liquidated Damages with respect to more than one Registration Default.

               The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

               15. Transfer and Exchange. When Cumulative Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Cumulative Convertible Preferred Stock or to exchange such Cumulative Convertible Preferred Stock for an equal number of shares of Cumulative Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

               16. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

               "Board of Directors" mean the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board.

               "Business Day" means each day which is not a legal holiday.

               "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

               "Closing Price" means on any day the reported last bid price on such day, or in case no sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose, in each case adjusted for any stock split during the relevant period.

               "Commission" means the Securities and Exchange Commission.

               "Default" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

               "Holders" means the registered holders from time to time of the Cumulative Convertible Preferred Stock.

               "Indenture" means the Indenture dated as of October 5, 1995, as supplemented and amended, between the Company and IBJ Schroder Bank & Trust Company.

               "Liquidated Damages" means, with respect to any share of Cumulative Convertible Preferred Stock, the additional amounts payable pursuant to Section 14 hereof.

               "Officers' Certificate" means a certificate signed by two officers of the Company.

               "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "Registration Rights Agreement" means the Registration Rights Agreement among the Company, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Merrill Lynch & Company and Morgan Stanley Dean Witter with respect to the Cumulative Convertible Preferred Stock.

               "Securities Act" means the Securities Act of 1933.

               "Shelf Registration Statement" means a shelf registration statement filed with the Commission to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

               "Subsidiary" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company, the Company and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which the Company or any Subsidiary or the only general partners of which are the Company and one or more Subsidiaries or one or more Subsidiaries.

               "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

               "Transfer Agent" means the transfer agent for the Cumulative Convertible Preferred Stock appointed by the Company, which initially shall be BankBoston, N.A.

               "Transfer Restricted Securities" means each share of Cumulative Convertible Preferred Stock (or the shares of Common Stock into which such share of Cumulative Convertible Preferred Stock is convertible) until (i) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had it never been held by, an affiliate of the Company.

               IN WITNESS WHEREOF, said IXC Communications, Inc., has caused this Certificate of Designation to be signed by James F. Guthrie, its Executive Vice President and Chief Financial Officer, this 30th day of March, 1998.


                                    IXC COMMUNICATIONS, INC.,

                                      by /s/ JAMES F. GUTHRIE
                                         ---------------------------------------
                                        Name:  James F. Guthrie
                                        Title: Executive Vice President
                                               and Chief Financial Officer

                                                                       EXHIBIT A


                       FORM OF CONVERTIBLE PREFERRED STOCK


                                FACE OF SECURITY


        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number                               Number of Shares of Convertible
                                                                 Preferred Stock
[  ]                                                                        [  ]

                                                            CUSIP NO.: 450713870


               6 3/4% Cumulative Convertible Preferred Stock (par
                   value $0.01) (liquidation preference $1,000
                    per share of Convertible Preferred Stock)

                                       of

                            IXC Communications, Inc.


               IXC Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 6 3/4% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $1,000 per share of Cumulative Convertible Preferred Stock) (the "Cumulative Convertible Preferred Stock"). The shares of Cumulative Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Cumulative Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated March [ ], 1998, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

               Reference is hereby made to select provisions of the Cumulative Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

               Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

               Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Cumulative Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], [ ].


                                            IXC COMMUNICATIONS, INC.,


                                            By:
                                              ----------------------------------
                                                 Name:
                                                 Title:

[Seal]
                                            By:
                                              ----------------------------------
                                                 Name:
                                                 Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

               This is one of the Cumulative Convertible Preferred Stock referred to in the within mentioned Certificate of Designation.

Dated:         [      ], [    ]

                                BankBoston, N.A.

                               as Transfer Agent,


                                            By:
                                               ---------------------------------
                                                   Authorized Signatory

                               REVERSE OF SECURITY


               Dividends on each share of Cumulative Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

               The shares of Cumulative Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Cumulative Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

               As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Cumulative Convertible Preferred Stock evidenced hereby to:

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

----------------------------
(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
(Insert address and zip code of assignee)


and irrevocably appoints:
                        --------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

__________agent to transfer the shares of Cumulative Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
    -----------------------

Signature:
         -----------------------------------
(Sign exactly as your name appears on the other side of this Cumulative Convertible Preferred Stock Certificate)

Signature Guarantee:*
                   ------------------------------------------------


--------

         *
       ----- (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Convertible, Preferred Stock)


The undersigned hereby irrevocably elects to convert (the "Conversion") shares of [ ]% Cumulative Convertible Preferred Stock (the "Cumulative Convertible Preferred Stock"), represented by stock certificate No(s). ___ (the "Cumulative Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of IXC Communications, Inc. (the "Company") according to the conditions of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Cumulative Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Cumulative Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Cumulative Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

               Date of Conversion:
                                 ----------------------------------

               Applicable Conversion Rate:
                                         --------------------------

               Number of shares of Convertible
               Preferred Stock to be Converted:
                                              ---------------------

               Number of shares of

               Common Stock to be Issued:
                                        ----------------------------

               Signature:
                        --------------------------------------------

               Name:
                   -------------------------------------------------

               Address:**
                      ----------------------------------------------

               Fax No.:
                      ----------------------------------------------


* The Company is not required to issue shares of Common Stock until the original Cumulative Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Cumulative Convertible Preferred Stock Certificate(s) to be converted.

** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.



                                       -1-